UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

FUTURE HEALTHCARE OF AMERICA

(Exact name of registrant as specified in its charter)

WYOMING

45-5547692

(State of incorporation or organization)

 (I.R.S. Employer Identification No.)

5001 Baum Blvd. Suite 770

Pittsburgh, Pennsylvania  15213

(Address of Principal Executive Offices)

Registrant's Telephone Number:  (412) 621-0902

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class

 Name of each exchange on which registered

N/A

N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-182338

Securities to be registered pursuant to Section 12(g) of the Act:

 Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

See the disclosure contained under the heading “Description of Capital Stock” of our amended registration statement on Form S-1/A2, which was filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2012 (SEC File No. 333-182338) and which is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit No.

Description*

3.1

Articles of Incorporation

3.2

Bylaws

10.1

Separation Agreement

*  Each of these exhibits is incorporated herein by reference to the exhibit of the same number in our Registration Statement on Form S-1 (SEC File No. 333-182338) filed with the SEC on June 26, 2012.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Future Healthcare of America

Date:	3/21/13	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President